SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant (X)

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( ) Preliminary Proxy Statement             ( )   Confidential, for Use of the
                          Commission Only (as permitted
                              by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ESKIMO PIE
                (Name of Registrant as Specified in its Charter)

                       YOGEN FRUZ WORLD-WIDE INCORPORATED
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     0-11.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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( )  Fee paid previously with preliminary materials.

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     paid previously. Identify the previous filing by registration statement
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                    [Yogen Fruz World-Wide Incorporated LOGO]
                              8300 Woodbine Avenue
                        Markham, Ontario, Canada L3R 9Y7

                                 August 31, 1999


Dear Fellow Eskimo Pie Shareholder:

     In its most recent public statement, Eskimo Pie Corporation's Board of Directors questions whether "Yogen Fruz really believes the Company can be broken up and sold for $15.00 per share." The real question is why would Yogen Fruz bear the heavy burden of this expensive proxy solicitation unless we were convinced we could do what we say? After all, despite the Board's muddying of the waters, the fact remains that Yogen Fruz cannot make a profit on its investment in Eskimo Pie except by selling the Company for more than $13.00 per share.

     As usual, the Board raises obstacles to effecting a sale of Eskimo Pie, this time even pointing to current management's golden parachutes as an obstacle to getting the best price for its shareholders! These golden parachutes -- along with the "poison pill" that prevents shareholders from acquiring more than 20% of Eskimo Pie's stock -- continue to block the best deal for shareholders. That's why its time for the current Board of Directors and management to go!

                         YOGEN FRUZ'S STRATEGY IS SOUND

o Yogen Fruz's valuation of each asset is based on the cash flow generated by that asset for a synergistic buyer - after the elimination of Eskimo Pie's corporate overhead. Synergistic buyers will make more from these assets than Eskimo Pie can. That's our whole point.

o Yogen Fruz's position that shareholders can realize at least $15.00 per share is after considering tax implications and the payment of the Company's obligations. $15.00 per share is the net return to shareholders. That said, it is undeniable that the return to shareholders would be greater without the self-serving severance obligations that have been put in place to protect the jobs of current management.

o Contrary to what the Board has said, licensed business can be sold. The unnamed investor offering $10.125 per share is basing that offer on transfer of Eskimo Pie's licensed brands. And Yogen Fruz itself has in the past acquired similar licenses - as when its subsidiary Integrated Brands bought Weatherly Frozen Foods business and thereby acquired the licenses for the Trix, Yoplait and Betty Crocker brands from General Mills. Licensors have an interest in seeing their brands continue on in the most capable hands, and generally have no desire or ability to manufacture, market and distribute frozen desserts for themselves.

   WHY SHOULD YOGEN FRUZ - OR ANY OTHER SHAREHOLDER - HAVE TO BUY THE COMPANY
         IN ORDER FOR THE BOARD TO DO THE RIGHT THING FOR SHAREHOLDERS?

o In its arrogance, the Board ignores the fact that Yogen Fruz and the other shareholders already own the Company. We are simply fed up with the Board's unwillingness to do what's in the shareholders' best interest.

                         YOGEN FRUZ GAINS NOTHING UNLESS
                 SHAREHOLDERS RECEIVE MORE THAN $13.00 PER SHARE

o Yogen Fruz will take no fees or compensation of any kind to manage the process of selling Eskimo Pie's assets. Our only gain will come from increasing the value of Eskimo Pie stock.

o Yogen Fruz has invested $13.00 per share in Eskimo Pie because the value of the Company's assets supports that price. However, the Board has failed to realize that value for shareholders.

o If Yogen Fruz truly believed $10.125 per share was the best price we could get, we would sell our stock. If we could not succeed in bringing a greater return to shareholders, including ourselves, why would we take on the heavy burden of this expensive proxy solicitation?


                  ESKIMO PIE'S CLAIM TO BE WILLING TO NEGOTIATE
                         A SALE OF THE COMPANY IS A PLOY

o Yogen Fruz has learned the hard way that offers to negotiate by Eskimo Pie's Board are worthless, and that their alleged attempt to solicit an offer from Yogen Fruz - in the midst of a hotly contested proxy solicitation - was simply a ploy to confuse shareholders.

o Yogen Fruz made numerous offers to Eskimo Pie before commencing this proxy solicitation as a last resort. The Board rejected every one of these offers
     - even after Yogen Fruz had agreed to Eskimo Pie's price! This is exactly what happened when Yogen Fruz agreed to Eskimo Pie's proposed price of $8.5 million to purchase the Weight Watcher's business. Once Yogen Fruz agreed, Eskimo Pie's Board withdrew its offer. Now the Board expects shareholders to believe that they are unable to sell Eskimo Pie's licensed businesses. In fact, they are only unwilling.


                WHAT HAS ESKIMO PIE'S BOARD REALLY ACCOMPLISHED?

o They boast of selling the flavors division for $9.5 million, but say they will spend this money to pay a new advertising agency to "rejuvenate" the Eskimo Pie brand. In other words, they will squander the money on a strategy that has failed since this Board took power. IRI data shows that the Eskimo Pie brand is suffering sales declines versus last year (as is Welch's). And there is no reason to believe this will turn around.

o Eskimo Pie's revenues, earnings and shareholder value have declined significantly since 1994, the Board's prescription is for more of the same. Yogen Fruz believes shareholders have seen enough. It is time to end the failed strategies of current management.


                    ASK YOURSELF: IS YOUR STOCK IN ESKIMO PIE
                     WORTH MORE OR LESS THAN WHAT YOU PAID?

o The only performance that matters is what the current Board of Directors and Management have done for your investment in Eskimo Pie.

o Unlike Yogen Fruz, which is the largest shareholder and has invested $7.5 million in Eskimo Pie, the members of the Board and management have hardly any money of their own invested in the Company's stock. Now, Yogen Fruz is stepping up to the plate to do the best thing for shareholders - because the current Board of Directors has failed or refused to do it for us.

         YOGEN FRUZ'S $7.5 MILLION INVESTMENT IN ESKIMO PIE ENSURES THAT YOGEN FRUZ IS MOTIVATED TO ACT IN THE BEST INTERESTS OF SHAREHOLDERS

o    If 10.125 per share were the best price for our stock, we would take it.

o However, we are convinced that shareholders can receive at least $15.00 per share by pursuing our break-up strategy.

o    Yogen Fruz only benefits if all other shareholders benefit.


                             YOUR VOTE IS IMPORTANT!

o No matter how many or how few shares of Eskimo Pie Corporation you own, please vote FOR Yogen Fruz's nominees and AGAINST management's proposals by signing, dating and mailing the enclosed BLUE PROXY CARD.

o Do not return any WHITE proxy card sent to you by Eskimo Pie Corporation, even to vote against their nominees. Doing so will cancel your vote for Yogen Fruz's nominees.

o If you have already returned a proxy card sent to you by Eskimo Pie Corporation, you have every right to change your vote by signing, dating and returning the enclosed BLUE PROXY CARD. Only your latest dated, properly executed card will count.

o If you own shares in the name of a brokerage firm, your broker cannot vote such shares unless they receive your specific instructions. Please sign, date and return the enclosed BLUE PROXY CARD in the postage-paid envelope that has been provided.

If you have any questions or need assistance voting your shares, please call collect:

                               Michael Serruya
                               Co-Chairman and Co-CEO
                               Yogen Fruz World-Wide Incorporated
                               8300 Woodbine Avenue
                               Markham, Ontario, Canada L3R 9Y7
                               (905)479-8762 (x225)


                             PROTECT YOUR INVESTMENT

                        VOTE YOGEN FRUZ'S BLUE PROXY CARD

                DO NOT VOTE ON THE WHITE PROXY CARD - DISCARD IT


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                             ESKIMO PIE CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 8, 1999

          THIS PROXY IS SOLICITED BY YOGEN FRUZ WORLD WIDE INCORPORATED
         IN OPPOSITION TO THE ESKIMO PIE CORPORATION BOARD OF DIRECTORS
                  AND FOR THE AMENDMENT OF ESKIMO PIE'S BY-LAWS

     The undersigned shareholder of Eskimo Pie Corporation ("Eskimo") hereby appoints Michael Serruya, Richard Smith and David Stein, each of them with full power of substitution, to vote all shares of Common Stock, par value $1.00 per share, of Eskimo that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of Eskimo to be held on September 8, 1998, and at any adjournments or postponements thereof as indicated below and in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.


 YOGEN FRUZ WORLDWIDE INCORPORATED RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

PROPOSAL 1. (ELECTION OF YOGEN SLATE OF DIRECTORS) to elect the following individuals as Directors of Eskimo until the 2000 Annual Meeting of Shareholders: Michael Serruya, Aaron Serruya, David Prussky, David M. Smith, David J. Stein, Benjamin Raphan and Edward Obadiah.

(To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below)

[   ]    FOR ALL NOMINEES LISTED ABOVE

[   ]    AGAINST ALL NOMINEES LISTED ABOVE

[   ]    ABSTAIN WITH RESPECT TO ALL NOMINEES LISTED ABOVE

PROPOSAL 2. (By  Law Amendment with respect to Rights Agreement) to amend the by-laws to require the Eskimo Board of Directors to carry out a resolution authorizing partial or complete redemption or amendment to the Eskimo Rights Agreement, if such resolution is authorized and approved by affirmative vote of shareholders owning or having the right to vote at least a majority of the capital stock of Eskimo.

              [  ]  FOR        [  ] AGAINST        [  ] ABSTAIN

PROPOSAL 3. (By  Law Amendment with respect to Special Meeting) to amend the by-laws to allow the shareholders owning or having the right to vote at least 5% of the outstanding capital stock of Eskimo to call a special meeting of shareholders.

              [  ]  FOR        [  ] AGAINST        [  ] ABSTAIN


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE
UNDERSIGNED SHAREHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSALS 1 THROUGH 3 AND IN THE DISCRETION OF THE PROXIES, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                      ----------------------------------
                      (Date)

                      ----------------------------------
                      (Signature)

                      ----------------------------------
                      (Title)

                      ----------------------------------
                      (Signature, if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.